UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

As previously disclosed, Lifeward Ltd. (the “Company”) received written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (the “Staff”) stating that the Company, as a result of the resignation of Hadar Levy from the Company’s Board of Directors (the “Board”) and its Audit Committee, no longer complied with Nasdaq Listing Rule 5605(c)(2)(A), which requires listed companies to have an audit committee of at least three members. The Notice also acknowledged that the Nasdaq Listing Rules provide a cure period in order for the Company to regain compliance until the earlier of the Company’s next annual meeting of shareholders or February 24, 2027; provided, however, that if the Company’s next annual meeting of shareholders is held before August 24, 2026, then the Company must evidence compliance no later than August 24, 2026.

On March 30, 2026, the Company received written notice from the Staff acknowledging the appointment of Messrs. Moshe Rozenbaum, William Mark Sigsbee and Yehuda Reznick to the Audit Committee and stated that the Company is now in compliance with Nasdaq Listing Rule 5605(c)(2)(A) and the matter is now closed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: March 31, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer